CONSULTING AGREEMENT

Consulting Agreement made as of April 01, 2005, between The Kingsley Coach, Inc., a Delaware corporation with offices at 25820 7th Street W., Zimmerman, MN 55398 ("Kingsley"), and Kingdom Come, LLC, with offices at 69 Ironia Rd., Mendham, NJ 07945 ("Kingdom")

Kingsley is in need of assistance in developing its strategic plans, gaining access to business opportunities, and other management functions, and Kingdom is experienced in these areas and is capable of providing valuable services to Kingsley.

Therefore, it is agreed:

1. SERVICES. During the Term of this Agreement, Kingdom shall provide advice to Kingsley's management and shall consult with Kingsley concerning management of sales and marketing resources, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of Kingsley, expansion of services, acquisitions and business opportunities. Kingdom shall also review and advise Kingsley regarding its overall progress, needs, and condition. Kingdom agrees to provide on a timely basis the following enumerated services plus any additional services contemplated hereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance Kingsley' assets, resources, and products;

(b)  The implementation of a marketing program to enable
     Kingsley to broaden the markets for its products and promote the image of Kingsley and its products and services;

(c) Advice to Kingsley regarding the recruitment and employment of key executives consistent with the expansion of operations of Kingsley.

(d) The identification, evaluation, structuring, negotiating, and closing of joint ventures, strategic alliances, business acquisitions, and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

(e) Advice and recommendations regarding corporate financing including the structures, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, and other equity financing.

2. TERM. The term ("Term") of this Agreement shall commence on the date hereof and shall terminate on April 01, 2007. Kingsley may terminate this Agreement at any time by giving written notice of termination to Kingdom, which shall be effective on a date stated in the notice which shall be no less than fifteen business days after the giving of the notice.

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3.   COMPENSATION.  As full compensation for the services to be rendered hereunder, Kingsley shall issue to Kingdom one million and nine hundred thousand (1,900,000) shares of common stock of Kingsley Coach Inc.

4. REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a transaction pursuant to Rule 144, as promulgated by the Commission, the Company will include in such registration (and any related qualification under blue sky laws or other compliance), all the Remittable Securities specified in this agreement. The Company shall register the Remittable Securities "for the shelf," that is, for future sale, not as part of the underwriting.

5. CONFIDENTIALITY. Kingdom will not disclose to any person, firm or corporation, nor use for his own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Kingsley which is acquired by Kingdom in the course of performing services hereunder. Any financial advice rendered by Kingdom pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Kingsley.

6. INDEMNIFCATION. Kingsley hereby agree to indemnify and hold Kingdom harmless from and against all losses, claims, damages, liabilities, costs or expenses, including reasonable attorney's fees (collectively, "Liabilities") arising from the performance of this Consulting Agreement. This indemnity shall not apply, however, and Kingdom shall indemnify and hold Kingsley, its affiliates, control persons, officers, employees and agents harmless from and against all Liabilities arising from gross recklessness or willful misconduct by Kingdom in the performance of his services hereunder.

7. INDEPENDENT CONTRACTOR. The relationship between Kingdom and Kingsley is that of independent contractors. Kingdom shall not hold itself out as an agent of Kingsley, nor shall it take any action from which others might infer that it is an agent of Kingsley or that it is engaged in a joint venture with Kingsley.

8. GOVERNING LAW; ARBITRATION. This Consulting Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be performed therein. Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association, and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in New Jersey. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

9. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes any prior communications, understandings or agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by both parties.

10. NOTICES. Any notice required or permitted hereunder shall be given in writing, and shall be deemed effectively given upon personal delivery or one business day after tender to an overnight delivery service of national reputation, addressed to the parties at the address set forth at the start of this Agreement, or at such other addresses as a Party may designate by ten days advance written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth at the start of this Agreement.

THE KINGSLEY COACH, INC.

By: /s/ Ralph Dickenson                   /s/ Lucinda Wei, Manager
    ----------------------                ------------------------
    Ralph Dickenson, CEO                  Kingdom Come, LLC